Exhibit (d)(3)

AMENDED AND RESTATED APPENDIX A

TO THE INVESTMENT ADVISORY AND ANCILLARY SERVICES AGREEMENT

BETWEEN FLEXSHARES® TRUST AND NORTHERN TRUST INVESTMENTS, INC.,

DATED AUGUST 23, 2011

Intending to be legally bound, the undersigned hereby amend and restate Appendix A to the aforesaid Agreement to include the following investment portfolios as of August 20, 2021:

Name of Fund	Investment Advisory Fee
(expressed as a percentage of each Fund’s average daily net assets)
FlexShares® Morningstar US Market Factor Tilt Index Fund	0.25%
FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund	0.39%
FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund	0.59%
FlexShares® Quality Dividend Index Fund	0.37%
FlexShares® Quality Dividend Defensive Index Fund	0.37%
FlexShares® Quality Dividend Dynamic Index Fund	0.37%
FlexShares® International Quality Dividend Index Fund	0.47%
FlexShares® International Quality Dividend Defensive Index Fund	0.47%
FlexShares® International Quality Dividend Dynamic Index Fund	0.47%
FlexShares® Morningstar Global Upstream Natural Resources Index Fund	0.46%
FlexShares® STOXX® Global Broad Infrastructure Index Fund	0.47%
FlexShares® Global Quality Real Estate Index Fund	0.45%
FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund	0.18%
FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund	0.18%

FlexShares® Disciplined Duration MBS Index Fund	0.20%
FlexShares® Credit-Scored US Corporate Bond Index Fund	0.22%
FlexShares® Credit-Scored US Long Corporate Bond Index Fund	0.22%
FlexShares® US Quality Large Cap Index Fund	0.32%
FlexShares® Real Assets Allocation Index Fund	0.57%
FlexShares® STOXX® US ESG Select Index Fund	0.32%
FlexShares® STOXX® Global ESG Select Index Fund	0.42%
FlexShares® Ready Access Variable Income Fund	0.25%
FlexShares® Core Select Bond Fund	0.35%
FlexShares® High Yield Value-Scored Bond Index Fund	0.37%
FlexShares® US Quality Low Volatility Index Fund	0.22%
FlexShares® Developed Markets ex-US Quality Low Volatility Index Fund	0.32%
FlexShares® Emerging Markets Quality Low Volatility Index Fund	0.40%
FlexShares® ESG & Climate US Large Cap Core Index Fund	0.09%
FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund	0.12%
FlexShares® ESG & Climate Emerging Markets Core Index Fund	0.18%
FlexShares® ESG & Climate High Yield Corporate Core Index Fund	0.23%
FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund	0.12%

All signatures need not appear on the same copy of this Amended and Restated Appendix A.

FLEXSHARES® TRUST

By:	/s/ Peter K. Ewing
Title:	President

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Peter K. Ewing
Title:	Senior Vice President